UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2009

OTTER TAIL AG ENTERPRISES, LLC
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	000-53042	41-2171784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

24096 - 170th Avenue
Fergus Falls, MN 56537-7518
(Address of Principal Executive Offices)(Zip Code)

(218) 998-4301
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.03	Bankruptcy or Receivership
Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Item 7.01	Regulation FD Disclosure
Item 9.01	Financial Statements and Exhibits

Item 1.03 Bankruptcy or Receivership

On October 30, 2009,  Otter Tail Ag Enterprises, LLC  (the  “Debtor” or the “Company”)  filed a voluntary petition for relief in the United States Bankruptcy Court, District of Minnesota (the “Bankruptcy Court”) under Chapter 11 of Title 11 of the U.S. Bankruptcy Code (the “Code”). The Debtor’s negotiated Chapter 11 bankruptcy filing, In re: Otter Tail AG Enterprises, LLC, was done with the approval of its senior lenders.

Under Chapter 11, certain claims in existence prior to the Debtor’s filing of the petition for relief under the U.S. Bankruptcy Code are stayed while the Debtor continues business operations as a debtor-in-possession. The Debtor will continue to operate its business as debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Code.

While no trustee, examiner, or official committee has been appointed, there can be no assurance that the Debtor will remain in possession of its assets and control of its business as debtor-in-possession and that a trustee will not be appointed to operate the business of the Debtor.  The Debtor’s business relationships and arrangements, and its ability to negotiate future business agreements or arrangements may be affected negatively by its bankruptcy filing. In addition, there can be no assurance that the Debtor will successfully emerge from Chapter 11 protection, or will emerge with the ability to continue its business in the same manner in which it operated prior to the bankruptcy filing.

A copy of the news release, dated October 31, 2009, announcing the bankruptcy filing is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 2.04.       Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Chapter 11 bankruptcy filing described in Item 1.03 above constitutes an event of default under the Company’s master loan agreement with Agstar Financial Services, PCA, its construction and term loan agreement with MMCDC New Markets Fund II, LLC (collectively, the parties are the “Secured Creditors”), and its capital lease with Otter Tail County, Fergus Falls, Minnesota (the “County”).  On October 30, 2009 all obligations under the aforementioned agreements became automatically and immediately due and payable.  However, the ability of the Secured Creditors and County to seek remedies to enforce their rights under the agreements is automatically stayed as a result of the filing of the Chapter 11 petition.  The automatic stay invoked by the filing of the Chapter 11 petition effectively precludes any actions by the Company’s Secured Creditors and County to collect, assert, or recover a claim against the Debtor, subject to the applicable provisions of the Code and orders granted by the Bankruptcy Court.

Item 7.01 Regulation FD Disclosure

On October 30, 2009, the Company mailed a letter to the Company’s members containing information on the Company’s negotiated Chapter 11 bankruptcy filing and strategy for the future. The letter to members is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. On October 31, 2009, the Company released a news release containing information on the Company’s negotiated Chapter 11 bankruptcy filing. The news release is attached to this current report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

This portion of this current report on Form 8-K is being furnished pursuant to Item 7.01 Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a)	None.
(b)	None.
(c)	None.
(d)

Exhibit No.	Description

99.1	Letter to members dated October 30, 2009.
99.2	News release dated October 31, 2009.

Forward-Looking Statements:

This Form 8-K and the attached exhibit contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” sections in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2008, as amended, and its quarterly reports on Form 10-Q, and in conjunction with other SEC reports filed by the Company that discuss important factors that could cause actual results to differ materially. The Company expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Otter Tail Ag Enterprises

Date: November 2, 2009	By /s/ Anthony Hicks
	Name:	Anthony Hicks
	Title:	Chief Executive Officer and Chief Financial Officer